UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2004 (May 18, 2004)

GenTek Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14789	02-0505547

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

90 East Halsey Road, Parsippany, NJ	07054

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (973) 515-3221

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 9.    REGULATION FD DISCLOSURE

On May 18, 2004, GenTek announced that it has completed the sale of its KRONE communications business to ADC Telecommunications, Inc. The agreement to sell KRONE to ADC was announced on March 25, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTEK INC.

(Registrant)

Date:	May 19, 2004	By:	/s/ Matthew R. Friel

Name:	Matthew R. Friel
Title:	Vice President and Chief Financial Officer

Exhibit Index

Number	Title

99.1	Press release, dated May 18, 2004, announcing that the Company has completed the sale of its KRONE communications business to ADC Telecommunications, Inc.